As filed with the Securities and Exchange Commission on May 28, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jaguar Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-2956775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Pine Street, Suite 400
San Francisco, California 94104
(Address of principal executive office) (Zip Code)

2014 Stock Incentive Plan

(Full title of the plan)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Health, Inc.
200 Pine Street, Suite 400
San Francisco, California 94104
(415) 371-8300
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Donald C. Reinke	Jeffrey G. Aromatorio
Reed Smith LLP	Reed Smith LLP
101 Second Street, Suite 1800	Reed Smith Centre, 225 Fifth Avenue
San Francisco, California 94105	Pittsburgh, PA 15222
(415) 543-8700	(412) 288-3364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.0001 par value per share	297,000	$1.24	$368,280	$
	14,000	1.84	25,760
	2,210,207	1.99	4,398,312
	3,179,911	1.6625	5,286,602
	5,701,118		10,078,954	1,099.61

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares that may become issuable under the plan set forth herein by reason of any stock split, stock dividend, recapitalization or other similar transactions as provided in the above-referenced plan.

(2)          Estimated in accordance with Rules 457(c) and 457(h)  of the Securities Act solely for the purpose of calculating the registration fee on the basis of the actual option price for shares subject to outstanding stock options and $1.6625 per share, which is the average of the high and low prices of the Registrant’s common stock, as reported on the NASDAQ Capital Market, on May 26, 2021, for shares which may be issued but are not subject to outstanding stock options.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.), a Delaware corporation (the “Registrant”), relating to 5,701,118 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible employees, consultants, and non-employee directors of the Registrant under the Registrant’s 2014 Stock Incentive Plan (the “Plan”), which Common Stock is in addition to (a) the 317 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 18, 2015 (File No. 333-204280), (b) the 1,630 shares of Common Stock registered on the Registrant’s Form S-8 filed on December 23, 2016 (File No. 333-215303), (c) the 6,457 shares of Common Stock registered on the Registrant’s Form S-8  filed on August 14, 2017 (File No. 333-219939), (d) the 700 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 18, 2018 (File No. 333-225057), and (e) the 4,674,909 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 24, 2020 (collectively, the “Prior Registration Statements”).  All of the share amounts presented herein reflect the 15-to-1 reverse stock split effective June 1, 2018 and the 70-to-1 reverse stock split effective June 7, 2019.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2014 Stock Incentive Plan as specified by Securities Act Rule 428(b)(1). The document(s) containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “1933 Act”).  Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Certain Documents by Reference

The following documents of Registrant filed with the Securities and Exchange Commission (File No. 001-36714) are incorporated herein by reference:

(a)         Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021;

(b)         Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021;

(c)          Registrant’s Current Reports on Form 8-K filed on January 8, 2021, January 14, 2021 (as amended on January 14, 2021), January 22, 2021), March 11, 2021, April 8, 2021, April 15, 2021, April 30, 2021, and May 14, 2021;

(d)         Registrant’s definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders filed on April 13, 2021 and May 17, 2021; and

(e)          The description of Registrant’s common stock contained in Registrant’s Registration Statement on Form 8-A (Registration No. 001-36714) filed with the Commission on October 30, 2014 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those documents furnished or otherwise not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  In no event, however, will any information that Registrant discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index immediately following the Signature Pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 28th day of May, 2021.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Lisa A. Conte and Carol Lizak, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lisa A. Conte
Lisa A. Conte	Chief Executive Officer, President, and Director	May 28 2021
(Principal Executive Officer)

/s/ Carol R. Lizak
Carol R. Lizak	Chief Financial Officer	May 28 2021
(Principal Financial and Accounting Officer)

/s/ James J. Bochnowski
James J. Bochnowski	Chairman of the Board of Directors	May 28 2021

/s/ Greg J. Divis
Greg J. Divis	Director	May 28 2021

/s/ John Micek III		May 28 2021
John Micek III	Director

/s/ Jonathan B. Siegel		May 28 2021
Jonathan B. Siegel	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2018).

5.1	Opinion of Reed Smith LLP.

23.1	Consent of Mayer Hoffman McCann P.C., independent registered accounting firm.

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

99.1

Jaguar Health, Inc. 2014 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.101 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 3, 2020